UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Artiva Biotherapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

P.O. BOX 8016, CARY, NC 27512-9903 Meeting Materials: Notice of Meeting and Proxy Statement & Annual Report on Form 10-K Important Notice Regarding the Availability of Proxy Materials for the Stockholders Artiva Biotherapeutics, Inc. Meeting To Be Held On June 24, 2025 For Stockholders of record as of April 25, 2025 Annual Meeting of Stockholders To order paper materials, use one of theTuesday, June 24, 2025 8:30 AM, Pacific TimeAnnual meeting to be held via the Internet—please visit www.proxydocs.com/ARTV for more following methods. details.You must register to attend the meeting online and/or participate at www.proxydocs.com/ARTV Internet: For a convenient way to view proxy materials, VOTE, and obtain www.investorelections.com/ARTV directions to attend the meeting go to www.proxydocs.com/ARTV To vote your proxy while visiting this site, you will need the 12 digit control number in the box below. Call: 1-866-648-8133 This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. This is not a ballot. You cannot use this notice to vote your shares. We encourage you to access and review all of the important information contained in the proxy materials before voting.Email: paper@investorelections.comUnder United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the * If requesting material by e-mail, please send a blank e-mail with the Internet.12 digit control number (located below) in the subject line. No other requests, instructions OR other inquiries should be included with your If you want to receive a paper or e-mail copy of the proxy material, you must request one. e-mail requesting material. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s meeting, you must make this request on or before June 13, 2025.Your control numberHave the 12 digit control number located in the box above available when you access the website and follow the instructions.SEE REVERSE FOR FULL AGENDACopyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Artiva Biotherapeutics, Inc. Annual Meeting of StockholdersTHE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3PROPOSAL1. To elect the Board’s nominee for Class I director named as nominee in the Proxy Statement to hold office until the 2028 Annual Meeting of Stockholders and his successor is duly elected and qualified, or until his earlier death, resignation or removal.1.01 Daniel Baker, Ph.D.2. To ratify the appointment by the Audit Committee of the Board of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025.3. To approve an amendment to the Company’s 2024 Equity Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance under the plan by 1,214,580 shares.